Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made and entered into effective this 8th day of August, 2016 (the “Effective Date”), by and between ONB ONE MAIN LANDLORD, LLC, a Delaware limited liability company (the “Seller”), and OLD NATIONAL BANK, a national banking association (the “Purchaser”).

WITNESSETH THAT:

In consideration of the sums set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and assign to the Purchaser and Purchaser hereby agrees to purchase from the Seller, subject to the terms and conditions herein, the parcels of real estate commonly known as One Main Street, Evansville, Indiana, and more particularly described on Exhibit “A”, attached hereto, together with all buildings, a parking garage, improvements and fixtures located thereon (the “Property”).

The purchase and sale of the Property shall be on the following terms and conditions:

1. PURCHASE PRICE.

(a) Purchaser shall pay to Seller the total sum of Ninety Million Five Hundred Thousand Dollars ($90,500,000.00) (the “Purchase Price”). At Seller’ s option, the Purchase Price may be paid to two (2) or more separate payees, to be designated by the Seller, and reflected on two (2) or more closing statements, including a consolidated closing statement, at Closing. The Purchase Price shall be paid as follows:

(i) Not later than two (2) business days after the Effective Date, Purchaser shall deliver to Bosse Title Company, as agent for Fidelity National Title Company (the “Escrow Agent”) Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Deposit”) in Current Funds, to be held by the Escrow Agent in escrow to be applied and disposed of by the Escrow Agent as is provided in this Agreement. If Purchaser fails to pay the Deposit to the Escrow Agent as herein provided, Seller shall be entitled to declare a default under this Agreement without further notice, whereupon this Agreement shall be terminated and of no further force or effect. Seller shall have the right, notwithstanding, to proceed against the Purchaser for the Deposit as and for liquidated damages. The Deposit shall be applied against the Purchase Price at Closing. As used herein, the term “Current Funds” shall mean wire transfers, certified funds or a cashier’s check in the form acceptable to the Escrow Agent that would permit the Escrow Agent to immediately disburse or deposit such funds. The Deposit shall be held and disbursed by the Escrow Agent as more fully set forth in this Agreement and in the Escrow Agreement annexed hereto as Exhibit “B” (“Escrow Agreement”). The risk of loss with respect to the Deposit shall be with Purchaser.

(ii) The balance of the Purchase Price shall be deposited into and held by the Title Company in a closing escrow account with Old National Bank. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent and the Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statement executed by Seller and Purchaser.

(b) The terms and provisions of this Agreement and Purchaser’s obligations thereunder are not contingent upon Purchaser securing financing of the Purchase Price (or any portion thereof), and Purchaser understands and agrees that Purchaser’s failure to obtain such financing will not relieve Purchaser of Purchaser’s obligations under this Agreement.

2. CLOSING. The closing of the transaction contemplated herein (the “Closing”) shall take place on a date mutually acceptable to Seller and Purchaser; provided, however, in no event shall the Closing be later than September 15, 2016 subject to the right of either party to adjourn such date as set forth in Section 3(c) hereof. In the event the parties fail to agree on a date of Closing, Closing shall occur at 11:00 a.m. (CST) on the Outside Closing Date (as hereinafter defined), subject to Seller’s right adjourn such date as set forth in Section 3(c) hereof. The date of Closing shall hereinafter be referred to as the “Closing Date”. The documents required to be delivered hereunder shall be delivered by Seller and Purchaser into escrow with Bosse Title Company (the “Title Company”) as agent for Fidelity National Title Company, 501 Main Street, Evansville, Indiana 47708 on or prior to the Closing Date.

3. TITLE TO PROPERTY/DUE DILIGENCE MATERIALS.

(a) Within fifteen (15) days after the Effective Date, Purchaser shall obtain a preliminary commitment for an owner’s policy of title insurance for the Property issued by the Title Company, to a date not earlier than the Effective Date, together with copies of all documents shown as exceptions or requirements therein (the “Commitment”). The cost of preparing the Commitment and any owner’s and lender’s (if any) policy of title insurance (the “Title Policy”) shall be borne entirely by Purchaser.

(b) Purchaser shall have thirty (30) days following the Effective Date to cause the Commitment to be examined by its attorneys and, within such period of time, to the extent that the attorneys for Purchaser shall have objections to or note defects in the title covered by such Commitment which are not Permitted Exceptions (as hereinafter defined), such objections or defects shall be designated in writing (the “Title Objections Notice”) and furnished to Seller. Purchaser acknowledges and agrees that Purchaser’s failure to deliver the Title Objection Notice to Seller on or prior to thirty (30) days from the Effective Date shall constitute Purchaser’s irrevocable acceptance of the Commitment and Purchaser shall be deemed to have unconditionally waived any right to object to any matters set forth therein. If, after giving such notice to Seller, Purchaser learns, through continuation reports or otherwise, of any new title defect(s) which Purchaser claims are not Permitted Exceptions, Purchaser shall give notice thereof to Seller promptly after the date Purchaser learns of same. Notwithstanding anything to the contrary contained herein, Seller shall, on or prior to the Closing, pay, discharge or remove of record or cause to be paid, discharged or removed of record at Seller’s sole cost and expense all of the following items: (a) Voluntary Liens (as hereinafter defined), and (b) other liens encumbering the Property (including judgments and federal, state and municipal tax liens but excluding liens caused by any act or omission of Purchaser) that do not constitute Permitted Exceptions which (i) are in liquidated amounts and which may be satisfied solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith) and (ii) do not exceed in the aggregate with all liens and encumbrances on the Property the sum of Two Hundred Fifty Thousand Dollars ($250,000) (“Cap”). Seller may, in lieu of making any payment, discharge or removal of record of any encumbrance that Seller is obligated to be released or cured in accordance with this Section 3(b), enter into an escrow agreement that will enable the Title Company to insure that such objections shall not be enforced against the Property. The term “Voluntary Liens” as used herein shall mean liens and other encumbrances (other than Permitted Exceptions) which Seller has knowingly and intentionally suffered or allowed to be placed on the Property, including, without limitation, mortgages and mechanics’ liens which arise from work performed by or on behalf of Seller, judgments, federal, state and municipal tax liens, but shall expressly exclude mechanics’ liens which arise from work performed by or on behalf of Tenant (as hereinafter defined) or judgments, federal, state and municipal tax liens arising out of any act or failure to act by the Tenant. If the Title Company is not willing to insure title as set forth above, Seller may cause title to be insured by any other reputable title insurer licensed to do business in the State of Indiana, and Purchaser shall pay the premium for such coverage at standard rates.

(c) If Seller fails or is unable to convey to Purchaser title to the Property subject to and in accordance with the provisions of this Agreement, Seller shall be entitled, upon written notice delivered to Purchaser, to reasonable adjournments of the Closing Date one or more times, which in no event shall such adjournment be a date later than the Outside Closing Date, to enable Seller to convey such title or such later date as may be required to pay off the existing loan which is secured by that certain mortgage in favor of Wells Fargo Bank Northwest, National Association. If Seller does not so elect to adjourn the Closing, or if Seller has adjourned the Closing Date for the additional periods as set forth above and is unable to convey title subject to and in accordance with the provisions of this Agreement, Purchaser may, in its sole discretion, (i) terminate this Agreement by providing written notice to Seller (a “Termination Notice”); or (ii) waive such objections or defects and proceed to Closing without any abatement or reduction in the Purchase Price, or any credit or allowance of any kind, or any claim or right of action against Seller for damages or otherwise. If Purchaser timely delivers the Termination Notice to Seller, this Agreement shall terminate and, except as otherwise expressly provided herein to the contrary, neither party shall have any further rights or obligations hereunder, except for such matters as are set forth in this Agreement to survive Closing or the earlier termination of this Agreement.

In addition to the foregoing, if Purchaser has not been able to acquire property at 224 Main Street in Boonville, Indiana (the “Boonville Branch”) and 301 Second Street in Henderson, Kentucky (the “Henderson Branch”) on or before September 15, 2016, Purchaser shall be entitled, on written notice delivered to Purchaser, to a reasonable adjournment of the Closing Date one or more times, which in no event shall such adjournment be a date later than October 31, 2016 (the “Outside Closing Date”), to enable Purchaser to acquire both the Boonville Branch and the Henderson Branch.

(d) Upon any termination of this Agreement pursuant to this Section 3, Purchaser shall be entitled only to a return of the Deposit, and Seller shall have no obligation or liability to Purchaser for any damages that Purchaser may have sustained by reason of Seller’s inability to convey title in accordance with the terms and conditions of this Agreement. No action taken by Seller shall be an admission that Seller is unable to convey title to the Property in accordance with the terms and conditions of this Agreement. Except as set forth in Section 3(b) of this Agreement, Seller shall not be required to take or bring any action or proceeding or any other steps to satisfy any condition hereunder, or to remove any defect in or objection to title, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, for damages for Seller’s inability to convey title in accordance with the terms of this Agreement.

(e) The Property is sold and shall be conveyed subject to the following (the “Permitted Exceptions”):

(i) the lien of current and future real estate taxes and assessments;

(ii) easements, covenants and restrictions of record that were either (1) heretofore agreed to by Purchaser or any subsidiary or affiliate of Purchaser, or (2) which do not (x) prohibit the present structure or the continuing use and occupancy of the present structure (y) render title to the Property uninsurable at regular rates without the payment of additional premiums; or (z) impose any financial obligation upon Purchaser.

(iii) all building setback lines, public utility easements, notices, dedications and other information and matters set forth upon any instrument, survey or recorded plat applicable to the Property which are not listed in any Title Objections Notices, other than any matter excepted in the Existing Lease or in the Title Policy (as hereinafter defined);

(iv) any possible charges or liens for water and sewer service, and/or connection charges levied by any governmental agency or public utility payable subsequent to date of Closing;

(v) all building, subdivision, zoning or other ordinance, rule or regulation of the State of Indiana or any political subdivision thereof affecting the Property;

(vi) any prior mineral reservation, conveyance or lease of record be the same oil, gas, coal or other minerals of whatsoever kind or nature; provided, however, Seller shall convey to Purchaser all of Seller’s right, title and interest in the mineral estate;

(vii) any state of facts which would be shown on or by an accurate current survey of the Property, and such state of facts personal inspections of the Property may reveal;

(viii) standard conditions and exceptions to title contained in the form of a title policy or “marked-up” title commitment employed by the Title Company;

(ix) the Permitted Encumbrances set forth in the Existing Lease; and

(x) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 72107-72840247 (the “Title Policy”);

4. ONB LEASE TERMINATION. As a condition to Closing, the parties agree they shall, at Closing, enter into a lease termination agreement (“Lease Termination Agreement”) which (a) terminates of record the Lease Agreement dated December 20, 2006 between Purchaser, as tenant (“Tenant”), and Seller, as landlord (as amended or supplemented from time to time, the “Existing Lease”); and (b) termination of a Lease Guaranty of Old National Bancorp dated December 20, 2006.

5. CLOSING DOCUMENTS.

(a) At the Closing, Seller shall deliver, or cause to be duly executed, acknowledged (if required) and delivered, to the Title Company the following with respect to the Property being sold by Seller pursuant hereto:

(i) A special or limited warranty deed containing a legal description of the Property as set forth in Purchaser’s title commitment (“Title Commitment”) subject only to the Permitted Exceptions. If there is any discrepancy between the legal description in the Title Commitment and on the Exhibits attached hereto, Seller agrees to convey the Property using the legal description from the Title Commitment provided that, in such case, Seller is held harmless by the Title Company for any claim or liability arising out of the use of a revised legal description;

(ii) A standard form vendor’s affidavit signed by Seller containing such statements of fact by Seller or to Seller’s actual knowledge, relating to acts taken by Seller or any affiliate of Seller with respect to the Property, as may be reasonably required by the Title Company for Purchaser to obtain the Title Policy for the Property containing no exceptions except the Permitted Exceptions and otherwise sufficient for the Title Company to provide “gap” coverage.

(iii) The Lease Termination Agreement in the form annexed hereto as Exhibit “C” executed by Seller;

(iv) A sales disclosure form;

(v) A non-foreign affidavit within the meaning of Section 1445 of the Internal Revenue Code and Regulations promulgated therewith;

(vi) Evidence, which is reasonably satisfactory to the Title Company, (a) authorizing the sale of the Property by Seller; and (b) authorizing the execution, delivery and performance of all documents contemplated hereby by Seller;

(vii) A certificate stating that all representations, warranties and covenants of Seller set forth herein remain true and correct in all material respects at and as of the Closing; and

(viii) All other agreements, documents or instruments required under the terms of this Agreement to be executed and/or delivered by Seller or reasonably necessary to effectuate the transaction contemplated hereunder, provided such documents are consistent with Seller’s express obligations under this Agreement.

Prior to the Closing Date, risk of loss shall be borne between Landlord and Tenant as more fully set forth in the Existing Lease for the Property. This provision shall supersede any contrary provision of applicable law.

(b) At the Closing, the Purchaser shall deliver, or cause to be duly executed, acknowledged (if required) and delivered, to the Title Company, the following:

(i) Cash or other immediately available funds for (x) the Purchase Price payable at Closing (subject to application of the Deposit in accordance with the terms of this Agreement) for the Property in accordance with Section 2 hereof, and (y) for the payment of all other sums due from Purchaser in accordance with this Agreement;

(ii) A sales disclosure document as required by Indiana law;

(iii) The Lease Termination Agreement executed by Purchaser;

(iv) Evidence which is reasonably acceptable to Seller and the Title Company authorizing the purchase of the Property by Purchaser; and

(v) Such other certificates, instruments, papers or documents as Seller may reasonably request.

6. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Seller represents, warrants to Purchaser as follows:

(a) Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and, if required, authorized to transact business in the State of Indiana;

(b) This Agreement and all instruments required hereby to be executed and delivered to Purchaser by Seller are, or when delivered will be, the legal, valid and binding obligations of such Seller;

(c) Seller has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated herein, and this Agreement and all instruments and documents delivered pursuant hereto at the Closing shall be valid and binding documents enforceable against such Seller in accordance with their respective terms;

(d) The execution of this Agreement and the consummation of the transactions contemplated herein do not conflict with or violate any provision of any agreement, instrument, law or regulation to which Seller is a party or by which Seller or Seller’s property is bound;

(e) No other approval or authorization of this Agreement or any other agreements to be entered into in connection with the transactions contemplated hereby are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated herein binding upon Seller;

(f) To the best of Seller’s knowledge, Seller is the owner of and has insurable title to the Property, subject only to the Permitted Exceptions;

(g) To the best of Seller’s knowledge, there are no judgments existing, nor suits, actions or proceedings pending or threatened in any court which have any material impact against Seller or the Property; and

(h) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code and the Regulations promulgated in connection therewith, and is, therefore, exempt from withholding requirements of said Section.

When used in this Agreement or in any certificate or other document delivered pursuant hereto, the phrase “to Seller’s knowledge,”, “to the best of Seller’s knowledge” or derivations thereof shall be construed to mean the current, actual knowledge of Howard Kadish without any obligation to make investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Purchaser acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Purchaser. Purchaser covenants that it will bring no action of any kind against such individual, related to or arising out of these representations and warranties.

7. COVENANTS OF SELLER. To and including the Closing, Seller hereby covenants and agrees to the following with respect to the Property being sold by Seller:

(a) Seller shall not commit any physical waste of the Property; and

(b) Seller shall furnish to Purchaser and its representatives all information in its possession concerning the Property which Purchaser may reasonably request.

8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to Seller as follows:

(a) Purchaser is a national banking association organized and existing under the laws of the United States of America;

(b) This Agreement and all other instruments required hereby to be executed and delivered to Seller by Purchaser are, or when delivered will be, the legal, valid and binding obligations of the Purchaser;

(c) Purchaser has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated herein, and this Agreement and all instruments and documents delivered pursuant hereto at the Closing shall be valid and binding documents enforceable against Purchaser in accordance with their respective terms.

(d) The execution of this Agreement and the consummation of the transactions contemplated herein do not conflict with or violate any provision of any agreement, instrument, law or regulation to which Purchaser is a party or by which it or its property is bound. No other approval or authorization of this Agreement or any other agreements to be entered into in connection with the transactions contemplated hereby are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated herein binding upon Purchaser. This Agreement and all other instruments required hereby to be executed and delivered to Seller by Purchaser are, or when delivered shall be, legal, valid and binding instruments of Purchaser; and

(e) In the event that the transactions contemplated herein should not close, Purchaser shall return to Seller all documents, papers and copies of documents delivered to or obtained from Seller prior to Closing.

9. COVENANTS OF PURCHASER. Purchaser hereby covenants and agrees that until the Closing Date, Purchaser shall comply with all of its obligations as to Tenant under the Existing Lease.

10. CONTINGENCIES TO CLOSING — PURCHASER. Purchaser’s obligations to proceed to Closing shall be conditioned upon and subject to the following contingencies hereinafter set forth in this Section 10; provided, however, Purchaser may unconditionally waive any one or more of the following contingencies set forth in this Section 10:

(a) The material representations and warranties of Seller contained herein shall be true and correct as of the Closing Date as if such representations and warranties were then made again.

(b) Seller shall comply with, fulfill and perform each of the material covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder.

(c) The Title Company shall have issued to Purchaser an ALTA Form 2006 owner’s policy of title insurance (or its equivalent) on the Property, insuring title to such Property to be in the name of Purchaser as set forth herein subject to the payment of the applicable title insurance premium and other related charges by Purchaser (the “Owner’s Policy”). The Owner’s Policy shall be in an amount equal to the Purchaser Price and contain only Permitted Exceptions or, in the alternative, an irrevocable commitment for the issuance thereof showing that all requirements have been satisfied. If the Title Company fails or refuses to issue the Owner’s Policy, Seller shall have the right to designate an alternate reputable title insurance company to insure Purchaser’s title to the Property at standard title rates, which shall be paid by Purchaser.

(d) Purchaser shall, at Purchaser’s sole cost and expense, obtain an appraisal of the Property (including all buildings and improvements thereon), by a duly licensed real estate appraiser having an MAI designation (“Appraiser”) no later than August 31, 2016. Purchaser shall promptly following receipt of the appraisal furnish a complete copy of such appraisal to Seller. If the appraised value of the Property as determined by the Appraiser is less than Ninety Million Five Hundred Thousand Dollars ($90,500,000.00), or if the leasehold improvements made to the Property by Purchaser, as tenant under the Existing Lease, have an appraised value of less than Three Million Five Hundred Thousand Dollars ($3,500,000.00), or if the useful life of the building located on the Property is less than 39.5 years, Purchaser shall have a one-time right to terminate this Agreement by giving Seller notice of termination to be received by Seller no later than the close of business (Eastern Standard Time) on August 31, 2016, whereupon this Agreement shall be considered terminated and neither party shall have any further rights or obligations hereunder except as expressly set forth herein.

(e) The Existing Lease shall have been terminated.

If Purchaser timely provides a Termination Notice to Seller pursuant to the provisions of this section, the Deposit shall be refunded to Purchaser whereupon this Agreement shall terminate and except as expressly provided herein, neither party shall have any further right or obligation hereunder.

If Purchaser shall fail to give to Seller a Termination Notice, or if Purchaser waives the contingencies to Closing, in writing, this Agreement shall continue in full force and effect and Purchaser shall be deemed to have accepted the condition of the Property and all matters related thereto and have waived any and all right to make objections to the condition of the Property.

11. CONTINGENCIES TO CLOSING — SELLER. The obligations of Seller hereunder shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions precedent; provided, however, that Seller may conditionally or unconditionally waive any one or more of such conditions:

(a) All of the documents and instruments delivered by Purchaser to the Title Company pursuant to the terms and conditions hereof shall have been delivered within the time specified herein and shall be in a form and substance reasonably satisfactory to Seller;

(b) The representations, warranties and covenants of Purchaser contained herein or any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true and correct on the Closing Date as though such representations and warranties were then made again on the Closing Date;

(c) Purchaser shall comply with, fulfill and perform each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

(d) Purchaser shall have complied with all obligations under the Existing Lease, including, but not limited to, the payment of rent or any other sums due thereunder.

(e) To facilitate Seller’s defeasance of the existing mortgages encumbering the Property, Purchaser shall no later than three (3) business days before the Closing Date deliver to the Title Company the Purchase Price, less the Deposit that is applied to the Purchase Price in immediate, same-day U.S. federal funds wired for credit into the Title Company’s escrow account, which funds must be delivered in a manner to permit the Title Company to deliver good funds to Seller or its designee on the Closing Date. Purchaser shall execute such additional documents and take such additional acts as may be reasonably required to cooperate with and complete Seller’s mortgage defeasance.

If any of the foregoing contingencies in this Section 11 have not been satisfied at or prior to the time of Closing, Seller may terminate this Agreement by providing a Termination Notice to Purchaser, whereupon this Agreement shall terminate, Seller shall be entitled, to retain the Deposit as and for liquidated damages, and Purchaser shall be released from any further liability to Seller hereunder, except that such provisions contained herein as otherwise expressly survive termination of this Agreement shall survive.

12. TAXES/RENTS. There shall be no prorations of any real estate, intangible, personal property or other taxes or assessments for the Property (the “Taxes”). Purchaser shall pay all Taxes which have been assessed against the Property.

The Basic Rent payable under the Lease shall be prorated to the Closing Date with Seller retaining the Basic Rent for the date preceding the Closing Date as though the Purchaser held title to the Property throughout the entire day on which Closing occurs.

13. DAMAGE OR DESTRUCTION; CONDEMNATION. The parties agree and acknowledge that the risk of loss in connection with (i) any damage or destruction, in whole or part, that may occur to the Property, or (ii) any proceedings to take or condemn the whole or part of the Property for public or quasi-public use under any statute, or by the right of eminent domain, whether commenced or threatened, prior to the Closing, shall be determined in accordance with the provisions of Section 13 of the Existing Lease. To the extent that the Existing Lease is terminated and Seller, in its capacity as landlord, is in receipt of the Termination Fee (as such term is defined in the Existing Lease) or such other consideration as provided in Section 13 of the Existing Lease, then, in such case, the Purchase Price shall be reduced by the Termination Fee or such other consideration received by Seller. If, following the occurrence of any event described in (i) or (ii) above of this Section 13 in which the Existing Lease is terminated and no Termination Fee or other consideration is received by Seller in connection with such termination, then, in such case, the Purchase Price shall remain as set forth in Section 1 of this Agreement and Landlord shall assign to Purchaser all rights it may have to receive the proceeds of condemnation or insurance proceeds payable with respect to any such casualty.

14. AS IS CONDITION.

Except for any representations or warranties provided by the Seller as set forth herein and any warranties of title contained in any of the deeds or the Lease Termination Agreement executed and delivered by Seller at Closing (the “Seller’s Warranties”), this sale is made and will be made without representation, covenant or warranty of any kind (whether express or implied) by Seller and Purchaser accepts the Property in its “AS IS” and “WHERE IS” condition with all faults and without any representation or warranty, all of which Seller hereby expressly disclaims, except for Seller’s Warranties. Seller makes no warranty or representation as to the fitness of the Property for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, environmental conditions, absence of faults, flooding or compliance with laws and regulations, including, without limitation, those relating to health, safety and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement as the Tenant in sole and exclusive possession of the Property and with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance and other legal conditions of the Property and that, other than Seller’s Warranties, Purchaser is not relying and will not later rely upon any representation and warranties made by Seller or anyone acting or claiming to act under Seller’s behalf pertaining to the Property. Seller makes no warranty with respect to the presence of Hazardous Materials (as hereinafter defined) on, above or beneath the Property (or any parcel in proximity thereto) or in any water on or under the Property. Purchaser’s closing hereunder shall be deemed to constitute an express waiver of Purchaser’s right to cause Seller to be joined in any action brought under any Environmental Laws (as hereinafter defined). The term “Hazardous Materials” shall mean (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable, (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. The term “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601, et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901, et seq.) (“RCRA”), the Toxic Substance Control Act, as amended (42 U.S.C. §§ 7401, et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f, et seq.), any state or local environmental law or counterpart or equivalent of any of the foregoing, and any Federal, state or local transfer of ownership notification or approval statutes. The provisions of this Section 14 shall survive the Closing and shall not be merged into any documents executed and delivered at Closing.

Purchaser hereby waives, releases, acquits, and forever discharges Seller, its officers, directors, shareholders, partners, employees or agents, or any other person acting on behalf of Seller, of and from any and all from all loss, liability, cost and expenses, including without limitation, attorney’s fees and amounts paid in settlement, arising out of or in connection with any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser now has or may have or which may arise in the future on account of or in any way arising out of or in connection with any Hazardous Materials on, in, under, from, or affecting or otherwise resulting from operations or activities on the Property, or any Environmental Laws. To the fullest extent permitted by law, Purchaser waives any and all rights and benefits which it may have by virtue of any Federal, state or local law or regulation to receive any disclosures, statements, materials or other information from Seller in connection with this sale or the Property. Purchaser is the Tenant in the Property and an experienced and sophisticated real estate investor, is represented by counsel, and counsel explained to Purchaser the consequences of the foregoing waiver. Purchaser acknowledges and agrees that the waivers, releases, and other provisions contained in this Section 14 are a material factor in Seller’s acceptance of the Purchase Price and that Seller is unwilling to sell the Property to Purchaser unless Seller is released as expressly set forth above. Purchaser has fully reviewed the disclaimers, releases and waivers set forth in this Agreement, and understand and accepts the significance and effect thereof.

15. DEFAULT.

(a) If Purchaser shall default in the performance of Purchaser’s obligations under this Agreement (a “Purchaser Default”), Seller’s sole and exclusive remedy shall be, and Seller shall be entitled, to retain the Deposit as and for full and complete liquidated and agreed damages for Purchaser’s default, and Purchaser shall be released from any further liability to Seller hereunder, except that such provisions contained herein as otherwise expressly survive termination of this Agreement shall survive. SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER UPON A PURCHASER DEFAULT AND THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER UPON A PURCHASER DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW.

(b) Except as set forth in Section 19 hereof, Seller shall not be liable for any damages in the event of any breach of the Agreement. The foregoing shall not prevent Purchaser from maintaining an action for specific performance for the conveyance of title or for a return of the Deposit in accordance with this Agreement.

(c) In no event shall Seller or Purchaser be liable for consequential damages or extraordinary damages, whether foreseeable or unknown, proximate or remote, whatever the nature of a breach by such party of its obligations, representations, warranties, covenants and indemnifications (irrespective of how the same may be denominated) under, in connection with or arising out of this Agreement, and each party hereby waives all claims for any such damages.

(d) This Section 15 shall survive Closing and the termination of this Agreement.

16. BROKERS. Except for Cory Mills of Woodward Commercial Realty (the “Broker”), each of the parties represents and warrants to the other that neither party dealt with, negotiated through or communicated with any other broker in connection with the transactions contemplated hereby. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable counsel fees, resulting from any claims that may be made against such party by any broker (other than Broker) claiming a commission by, through or under the other party. Seller shall be liable for the commission due Broker at Closing which is in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

17. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements and understandings between the parties hereto respecting such matters. This Agreement may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. Except for the Broker’s right to a commission as set forth in Section 16 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. The provisions of this Section 17 shall survive the Closing.

18. TIME OF ESSENCE. Time is of the essence of this Agreement.

19. ATTORNEY FEES. If any party obtains a judgment against the other party by reason of breach of this Agreement, reasonable attorney fees as fixed by the Court shall be included in such judgment.

20. GENDER AND NUMBER. Whenever the singular or plural number, masculine, feminine or neuter gender is used herein, it shall equally include the other.

21. SUCCESSORS AND ASSIGNS. Purchaser shall not assign or transfer their rights or obligations under this Agreement without the prior written consent of Seller first obtained. Notwithstanding the foregoing, upon written notice to Seller the rights and obligations of Purchaser under this Agreement may be assigned to an entity principally owned by Purchaser. In any assignment which may be made by Purchaser of its rights and obligations under this Agreement, Purchaser shall remain primarily liable under this Agreement, and a copy of the assignment and assumption together with the notice of assignment shall be delivered to Seller not less than five (5) days prior to the Closing Date. The term “principally owned by” shall mean the legal and beneficial ownership of not less than fifty-one (51%) percent of the purchasing entity.

22. SEVERABILITY. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions and this instrument shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein. Each provision of this Agreement, except as otherwise herein or therein provided, shall be valid and enforced to the fullest extent permitted by law.

23. COOPERATION. The parties agree, both before and after Closing, to cooperate in carrying out the terms of this Agreement and the agreements and documents executed in connection therewith, including the execution and delivery of such further instruments and documents as may reasonably be requested in order to more effectively carry out the terms and conditions of this Agreement.

24. NOTICES. All notices given or delivered under this Agreement shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by e-mail or telecopy, with the original being promptly sent as otherwise provided above, addressed as follows:

If to Purchaser:	Old National Bank One Main Street, Mail Stop ONP-007B Evansville, IN 47708 ATTENTION: Douglas C. Gregurich Facsimile: (812) 461-9033 E-mail: doug.gregurich@oldnational.com
with copy to:	Marco L. DeLucio, Esq. Ziemer, Stayman, Weitzel & Shoulders, LLP P.O. Box 916 Evansville, IN 47706-0916 Facsimile: (812) 421-5089 E-mail: mdelucio@zsws.com

If to Seller:	ONB One Main Landlord, LLC c/o Lawrence Kadish Real Estate 135 Jericho Turnpike Old Westbury, NY 11568 ATTENTION: Lawrence Kadish, President Facsimile: (516) 334-9730 E-mail: lawrencekadish@gmail.com
with copy to:	Ben Weinstock, Esq. Ruskin Moscou Faltischek, P.C. East Tower, 15th Floor 1425 RXR Plaza Uniondale, NY 11556-1425 Facsimile:516-663-6755 E-mail: bweinstock@rmfpc.com

Each address given is subject to the right of either party to designate a different address for itself by notice similarly given. Notices given by facsimile/telecopy or e-mail shall be deemed delivered on the day such notices are sent. Notices given by any other means described herein shall be deemed delivered on the day after such notices are sent.

25. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana.

26. CERTIFICATION AS TO NON-FOREIGN STATUS. To inform the Purchaser that withholding tax is not required under Section 1445 of the Internal Revenue Code and under penalties of perjury, Seller certifies that Seller is not a non-resident alien or foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined by the Internal Revenue Code or regulations promulgated thereunder and that Seller’s Federal Identification Number is:      . Seller understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made could be punished by fines, imprisonment or both.

27. NEGOTIATED AGREEMENT. This Agreement constitutes the result of negotiations between the parties relating to the matters set forth herein and, as such, no party shall be deemed to be the drafter of this Agreement. The language of all parts of the Agreement shall, in all cases, be construed as a whole, according to its fair meaning and not strictly for or against any party.

28. SECTION 1031 EXCHANGE. Notwithstanding any provision of this Agreement to the contrary, Seller and Purchaser each shall have the right to structure the sale and purchase of the Property as a like-kind exchange (the “Exchange”) for other real property of a like-kind to be designated by Seller and Purchaser (including the ability to transfer all or any portion of its rights under this Agreement to a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by any of the foregoing persons) in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder and IRS Revenue Procedure 2000-37. Seller and Purchaser shall each execute any and all documents requested by the other that are reasonably necessary to effect the Exchange and otherwise assist and cooperate with such party in effecting the Exchange, and the closing deliveries and mechanics set forth in this Agreement shall be adjusted to enable the Exchange to proceed in the manner reasonably required by Seller and/or Purchaser, provided, however, that nothing contained in this Section 28 shall be deemed to require either party to incur any additional fees, costs or expenses.

29. NO MERGER. The Existing Lease shall not merge in or to this Agreement and shall remain in full force and effect until the Closing. The Existing Lease shall be terminated at Closing.

30. CLOSING COSTS. Except as otherwise expressly provided to the contrary in this Agreement, Purchaser shall pay (a) all charges for recording and/or filing the deed and the Lease Termination Agreement and (b) all charges for Purchaser’s Title Policy and survey costs, and each of the parties hereto shall bear and pay the fees and disbursements of its own counsel, accountants and other advisors in connection with the negotiation and preparation of this Agreement and the Closing and Seller shall pay, at Closing, the commission due Broker, all recording fees and other charges in connection with the removal of objections to title (which are not Permitted Exceptions), including all costs in connection with the satisfaction of Seller’ mortgage. The parties shall split any fee charged by Escrow Agent for the holding of the Deposit or by the Title Company for conducting of the Closing. The provisions of this Article 30 shall survive the Closing.

31. MISCELLANEOUS.

(a) Neither the preparation and transmittal of this Agreement, nor any negotiation or modification of this Agreement, shall constitute an offer to sell or purchase and shall not be binding upon or enforceable against Seller and Purchaser unless and until the Agreement has been duly executed by Seller and Purchaser and delivered.

(b) Any failure by either party to insist upon the strict performance by the other of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the other party of any and all of the provisions of this Agreement to be performed by such party.

(c) The delivery of the deed by Seller and the acceptance thereof by Purchaser shall be deemed the full performance and discharge of every obligation, agreement or covenant on the part of Seller to be performed hereunder, except those obligations, agreements or covenants of Seller which are expressly stated in this Agreement to survive the Closing.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, or by email pdf’s and all such signatures shall be deemed to be original signatures.

(f) The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

[The balance of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

OLD NATIONAL BANK

By: /s/ Douglas C. Gregurich
Douglas C. Gregurich, Senior Vice
President, Tax and Real Estate

“Purchaser”

ONB ONE MAIN LANDLORD, LLC

By: HQ Old NB LLC

By: /s/ Lawrence Kadish

Lawrence Kadish, Managing Member

“Seller”

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Deposit required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Deposit, and the interest earned thereon, pursuant to the provisions of this Agreement.

BOSSE TITLE COMPANY
Date executed by Escrow Agent	By:
Name:
, 2016	Title:

EXHIBIT “A”
TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION OF PROPERTY

Parcel A

All of Lots Fifty-seven (57), Fifty-eight (58) and Sixty (60) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana.

ALSO, all of Lot Fifty-nine (59) in the Original Plan of the City of Evansville, according to the recorded plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, including, but not limited to, Lots One (1) thru Seven (7), inclusively, in William M. Walker’s Subdivision of Lot Fifty-nine (59), as per plat thereof, recorded in Deed Record E, pages 273 and 274, and transcribed of record in Plat Book A, pages 134 and 135, and retranscribed of record in Plat Book E, pages 148 and 149, in the Office of the Recorder of Vanderburgh County, Indiana.

ALSO, all of the public alleys and walkways vacated August 22, 1969, by Final Resolution No. 8-1969 in Vacation Record 6, page 16, in the Office of the Recorder of Vanderburgh County, Indiana lying within the Southerly line of Second Street, the Easterly line of Main Street, the Northerly line of First Street and the Westerly line of Locust Street.

ALSO, all that part of vacated Southeast First Street vacated by Ordinance No. G-99-10 recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana, more particularly described as follows:

A part of Southeast First Street located between the Northwest right-of-way line of Locust Street and the Southeast right-of-way of Main Street being more particularly described as follows:

Commencing at the East corner of Lot Forty (40) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana; thence North 57 Degrees 32 Minutes 21 Seconds East a distance of Thirty (30) feet to the centerline of Southeast First Street and being the true point of beginning; thence along the centerline of said street, North 32 Degrees 25 Minutes 34 Seconds West a distance of Two Hundred Ninety-nine and Eighty-one Hundredths (299.81) feet; thence North 57 Degrees 33 Minutes 52 Seconds East a distance of Thirty (30) feet to the West corner of Lot Fifty-nine (59) in said “Original Plan”; thence along the Southeast line of Lots Fifty-nine (59), Fifty-eight (58) and Fifty-seven (57) in said “Original Plan” South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Ninety-nine and Eighty-one Hundredths (299.81) feet; thence South 57 Degrees 32 Minutes 21 Seconds West a distance of Thirty (30) feet to the true point of beginning.

Parcel B

Lots Ten (10), Eleven (11), Twelve (12), Thirty-seven (37), Thirty-nine (39) and Forty (40) and part of Lots Nine (9) and Thirty-eight (38) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, and also the 12 foot alleys vacated by the Board of Public Works on August 14, 1970 in Declaratory Resolution No. 7-1970, being more particularly described as follows:

Commencing at a 1/2-inch iron rod at the intersection of Locust Street and Southeast First Street; thence along the centerline of Southeast First Street North 32 Degrees 25 Minutes 34 Seconds West a distance of Thirty (30) feet; thence along the extended Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Thirty (30) feet to the Easternmost corner of said Lot Forty (40) and being the true point of beginning; thence continue along the Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Two Hundred Ninety-seven and Thirty-one Hundredths (297.31) feet to a point located a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence North 77 Degrees 27 Minutes 57 Seconds West a distance of Twenty-one and Four Hundredths (21.04) feet to the Northeast Seventy-two (72) foot right-of-way of Riverside Drive and also being a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence along the Seventy-two (72) foot right-of-way of Riverside Drive North 32 Degrees 25 Minutes 17 Seconds West a distance of Two Hundred Eighty-five and Twenty-seven Hundredths (285.27) feet to the Westernmost corner of said Lot Twelve (12); thence along the Southeast Thirty-eight (38) foot right-of-way of Main Street North 57 Degrees 33 Minutes 09 Seconds East a distance of Two Hundred Sixty-eight and Seven Hundredths (268.07) feet to a point located a distance of Forty-four and Eleven Hundredths (44.11) feet from the Northernmost corner of said Lot Thirty-eight (38); thence North 77 Degrees 13 Minutes 38 Seconds East a distance of Forty-six and Eighty-four Hundredths (46.84) feet to the Southwest Thirty (30) foot right-of-way of Southeast First Street and being a distance of Fifteen and Seventy-seven Hundredths (15.77) feet from the Northernmost corner of said Lot Thirty-eight (38); thence along the Southwest Thirty (30) foot right-of-way of Southeast First Street South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Eighty-four and Five Hundredths (284.05) feet to the true point of beginning.

ALSO, that portion of vacated Southeast First Street attaching to the above-described real estate resulting from Vacation Ordinance G-99-10 adopted by the Common Council of the City of Evansville on May 24, 1999 and recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana.

EXHIBIT “B”
TO PURCHASE AND SALE AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of this        day of      , 2016, by and between ONB ONE MAIN LANDLORD, LLC (hereinafter “Seller”), OLD NATIONAL BANK (hereinafter referred to as “Purchaser”) and BOSSE TITLE COMPANY (hereinafter “Escrow Agent”), WITNESSETH THAT:

WHEREAS, the Seller and Purchaser desire to close the sale of the real estate commonly known as One Main Street, Evansville, Indiana, and Bosse Title Company agrees to act as closing agent for said closing; and

WHEREAS, the Seller and Purchaser desire for the Escrow Agent to place in escrow the amount of      Dollars ($     ) for the earnest money deposit for the purchase of the above-referenced Property; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent to hold the      Dollars ($     ) until assurance is received that the transaction is complete or until notice is given by the Seller and Purchaser that the money should be released from escrow; and

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Escrow agent is hereby appointed to serve as escrow agent, and the Escrow Agent shall hold, in a non-interest-bearing account, the earnest money deposit of        Dollars ($     ).

2. Release of Escrowed Funds. Upon receiving satisfactory direction signed by Purchaser and Seller, that the said sums can be released from escrow, the Escrow Agent shall promptly disburse to the Seller the entire amount being held in escrow, less any deductions hereinafter authorized, including, but not limited to the amount of Four Hundred Dollars ($400.00) to be paid to Escrow Agent for their services which cost shall be split equally by the Seller and Purchaser.

3. Services of Escrow Agent. The Escrow Agent agrees to provide escrow services for a fee of Four Hundred Dollars ($400.00). At the sole discretion of the Escrow Agent, the Escrow Agent may elect to immediately deduct these sums at closing before placing the remainder in escrow or may elect to deduct them at the time the remainder of the funds are released to Seller. Escrow Agent shall also be reimbursed for any reasonable expenses. Seller shall not be entitled to receive any interest on the funds placed in escrow pursuant hereto.

4. Reliance by Escrow Agent. In making any distribution and in taking any action whatsoever pursuant hereto, the Escrow Agent may rely upon and shall be fully protected in relying upon any certificate, waiver notice, affidavit or other paper or document believed by Escrow Agent in good faith to be genuine or upon any evidence deemed by Escrow Agent in good faith to be sufficient.

5. Indemnification; Liability of Escrow Agent. In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the undersigned Purchaser agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorneys’ fees suffered of incurred by the Escrow Agent as a result thereof. In the event of any disagreement between any of the parties to this Agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Escrow Agreement the date and year first hereinabove set forth.

ONB ONE MAIN LANDLORD, LLC

By:

By:

Lawrence Kadish, Managing Member

“Seller”

OLD NATIONAL BANK

By:
Douglas C. Gregurich, Senior Vice
President, Tax and Real Estate

“Purchaser”

BOSSE TITLE COMPANY

By:

Its:

“Escrow Agent”

EXHIBIT “C”
TO PURCHASE AND SALE AGREEMENT

LEASE TERMINATION AGREEMENT AND RELEASE OF LEASE GUARANTY

TERMINATION OF MASTER LEASE AGREEMENT
AND RELEASE OF LEASE GUARANTY

THIS TERMINATION OF LEASE AGREEMENT AND RELEASE OF LEASE GUARANTY (the “Agreement”) made as of this        day of      , 2016 (the “Effective Date”), is an agreement of termination and release by and between ONB ONE MAIN LANDLORD, LLC, a Delaware limited liability company (“Landlord”) and OLD NATIONAL BANK, a national banking association with an address of 1 Main Street, Evansville, Indiana 47708 (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated December 20, 2006 (the “Lease”) for premises commonly known as One Main Street, Evansville, Indiana, as more particularly described on Exhibit A, attached hereto (the “Premises”), and a Memorandum of Lease Agreement which was recorded in the Office of the Recorder of Vanderburgh County, Indiana, as Instrument No.    (the “Memorandum”).

B. Old National Bancorp (the “Lease Guarantor”) guaranteed the obligations of Tenant under the Lease pursuant to the terms of a Lease Guaranty dated December 20, 2006 (the “Lease Guaranty”).

C. On the Effective Date, Landlord will convey the Premises to Tenant.

D. Landlord and Tenant desire to terminate the Lease and Landlord has agreed to cancel and terminate the Lease Guaranty on the Effective Date on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the release herein granted, the parties agree as follows:

1. The Lease is hereby deemed terminated and canceled effective as of       , 2016.

2. Landlord hereby cancels and terminates the Lease Guaranty as of the Effective Date.

           3.         Tenant, on behalf of itself and its officers, directors, agents, servants, employees, invitees, successors and assigns (the “Tenant Parties”), release and forever discharge Landlord, its members, agents, servants, employees, invitees, successors, and assigns (the “Landlord Parties”) from any and all liabilities, claims, and damages of any kind or nature which Tenant, and the other Tenant Parties now or may hereafter have against the Landlord Parties as a result of any matter, cause, or thing whatsoever arising out of or in connection with the Lease accruing from and after the Effective Date.

4. Landlord, on behalf of itself and the other Landlord Parties release and forever discharge Tenant, the other Tenant Parties and Lease Guarantor from all liabilities, claims, and damages of any kind or nature which Landlord or the other Landlord Parties now or may hereafter have against the Tenant Parties and Lease Guarantor as a result of any matter, cause, or thing whatsoever arising out of or in connection with the Lease and Lease Guaranty accruing from and after the Effective Date.

5. Each party hereto warrants and covenants that it has not assigned, hypothecated, or otherwise alienated any claims, demands, actions, and causes of action, hereinbefore released, or any part thereof, or any interest therein; and each party promises and agrees to hold the other party harmless with respect to all matters released or warranted.

6. Each individual executing this Agreement on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with the governing documents of such entity, and that upon full execution and delivery, this Agreement is binding upon said entity in accordance with its terms.

7. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

8. This Agreement may not be amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party to be charged.

9. The parties agree that this Agreement has been reviewed and negotiated by all parties and their respective counsel, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Agreement or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Agreement or any portion thereof.

10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

SEE FOLLOWING SIGNATURE PAGES

IN WITNESS WHEREOF, this Termination of Lease Agreement is executed effective as of the       day of      , 2016.

LANDLORD:

ONB ONE MAIN LANDLORD, LLC

By:

By:

Lawrence Kadish, Managing Member

STATE OF	) ) SS:
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared       , the        of       , the      of ONB ONE MAIN LANDLORD , LLC, and acknowledged the execution of the foregoing for and on behalf of said limited liability company as his voluntary act and deed.

WITNESS, my hand and Notarial Seal this        day of      , 2016.

	(	) Notary Public
County of Residence:	My Commission Expires:

IN WITNESS WHEREOF, this Termination of Lease Agreement is executed effective as of the       day of      , 2016.

TENANT:

OLD NATIONAL BANK

By

Douglas C. Gregurich, Senior Vice

President, Tax and Real Estate

STATE OF INDIANA	) ) SS:
COUNTY OF VANDERBURGH	)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Douglas C. Gregurich, known to me to be the Senior Vice President, Tax and Real Estate, of OLD NATIONAL BANK, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said OLD NATIONAL BANK as his voluntary act and deed.

WITNESS, my hand and Notarial Seal this        day of      , 2016.

	(	) Notary Public
County of Residence:	My Commission Expires:

CROSS REFERENCE TO:

(Memorandum of Lease)

THIS INSTRUMENT PREPARED BY: MARCO L. DELUCIO OF THE LAW FIRM OF ZIEMER, STAYMAN, WEITZEL & SHOULDERS, LLP, 20 N.W. FIRST STREET, P. O. BOX 916, EVANSVILLE, INDIANA 47706. TELEPHONE: (812) 424-7575.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.

Marco L. DeLucio

EXHIBIT A

LEGAL DESCRIPTION

Parcel A

All of Lots Fifty-seven (57), Fifty-eight (58) and Sixty (60) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana.

ALSO, all of Lot Fifty-nine (59) in the Original Plan of the City of Evansville, according to the recorded plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, including, but not limited to, Lots One (1) thru Seven (7), inclusively, in William M. Walker’s Subdivision of Lot Fifty-nine (59), as per plat thereof, recorded in Deed Record E, pages 273 and 274, and transcribed of record in Plat Book A, pages 134 and 135, and retranscribed of record in Plat Book E, pages 148 and 149, in the Office of the Recorder of Vanderburgh County, Indiana.

ALSO, all of the public alleys and walkways vacated August 22, 1969, by Final Resolution No. 8-1969 in Vacation Record 6, page 16, in the Office of the Recorder of Vanderburgh County, Indiana lying within the Southerly line of Second Street, the Easterly line of Main Street, the Northerly line of First Street and the Westerly line of Locust Street.

ALSO, all that part of vacated Southeast First Street vacated by Ordinance No. G-99-10 recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana, more particularly described as follows:

A part of Southeast First Street located between the Northwest right-of-way line of Locust Street and the Southeast right-of-way of Main Street being more particularly described as follows:

Commencing at the East corner of Lot Forty (40) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana; thence North 57 Degrees 32 Minutes 21 Seconds East a distance of Thirty (30) feet to the centerline of Southeast First Street and being the true point of beginning; thence along the centerline of said street, North 32 Degrees 25 Minutes 34 Seconds West a distance of Two Hundred Ninety-nine and Eighty-one Hundredths (299.81) feet; thence North 57 Degrees 33 Minutes 52 Seconds East a distance of Thirty (30) feet to the West corner of Lot Fifty-nine (59) in said “Original Plan”; thence along the Southeast line of Lots Fifty-nine (59), Fifty-eight (58) and Fifty-seven (57) in said “Original Plan” South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Ninety-nine and Eighty-one Hundredths (299.81) feet; thence South 57 Degrees 32 Minutes 21 Seconds West a distance of Thirty (30) feet to the true point of beginning.

Parcel B

Lots Ten (10), Eleven (11), Twelve (12), Thirty-seven (37), Thirty-nine (39) and Forty (40) and part of Lots Nine (9) and Thirty-eight (38) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, and also the 12 foot alleys vacated by the Board of Public Works on August 14, 1970 in Declaratory Resolution No. 7-1970, being more particularly described as follows:

Commencing at a 1/2-inch iron rod at the intersection of Locust Street and Southeast First Street; thence along the centerline of Southeast First Street North 32 Degrees 25 Minutes 34 Seconds West a distance of Thirty (30) feet; thence along the extended Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Thirty (30) feet to the Easternmost corner of said Lot Forty (40) and being the true point of beginning; thence continue along the Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Two Hundred Ninety-seven and Thirty-one Hundredths (297.31) feet to a point located a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence North 77 Degrees 27 Minutes 57 Seconds West a distance of Twenty-one and Four Hundredths (21.04) feet to the Northeast Seventy-two (72) foot right-of-way of Riverside Drive and also being a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence along the Seventy-two (72) foot right-of-way of Riverside Drive North 32 Degrees 25 Minutes 17 Seconds West a distance of Two Hundred Eighty-five and Twenty-seven Hundredths (285.27) feet to the Westernmost corner of said Lot Twelve (12); thence along the Southeast Thirty-eight (38) foot right-of-way of Main Street North 57 Degrees 33 Minutes 09 Seconds East a distance of Two Hundred Sixty-eight and Seven Hundredths (268.07) feet to a point located a distance of Forty-four and Eleven Hundredths (44.11) feet from the Northernmost corner of said Lot Thirty-eight (38); thence North 77 Degrees 13 Minutes 38 Seconds East a distance of Forty-six and Eighty-four Hundredths (46.84) feet to the Southwest Thirty (30) foot right-of-way of Southeast First Street and being a distance of Fifteen and Seventy-seven Hundredths (15.77) feet from the Northernmost corner of said Lot Thirty-eight (38); thence along the Southwest Thirty (30) foot right-of-way of Southeast First Street South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Eighty-four and Five Hundredths (284.05) feet to the true point of beginning.

ALSO, that portion of vacated Southeast First Street attaching to the above-described real estate resulting from Vacation Ordinance G-99-10 adopted by the Common Council of the City of Evansville on May 24, 1999 and recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana.